Callisto Pharmaceuticals Announces Completion of $1.8 Million Private Placement Financing

Proceeds from Transaction to Accelerate Development of Anti-Cancer Drugs

NEW YORK – (BUSINESS WIRE) – Aug. 23, 2005--Callisto Pharmaceuticals, Inc. (AMEX:KAL - News), a developer of novel drug therapies in the fight against hematologic cancers and related diseases, announced today completion of a private placement financing of approximately 1.87 million shares of common stock at a per-share price of $0.97 for aggregate gross proceeds of approximately $1.8 million. The proceeds of the financing, which closed yesterday at 5:00 p.m. EST, will be dedicated to funding the ongoing costs of the Company's R&D operations.

The investors in the financing consisted of current Callisto shareholders.

"This landmark event is another validation of the Callisto strategic vision and particularly of our potential to impact the worldwide marketplace with innovative anti-cancer drugs," said Dr. Gary Jacob, CEO and CSO of Callisto. "The proceeds from this private placement will provide Callisto with the needed funds to accelerate the development of our two leading anti-cancer drug candidates, Atiprimod and Annamycin. These drugs could help to treat some of the most devastating forms of cancer in patients whose condition has relapsed."

Callisto is currently focused on the development and distribution of innovative anti-cancer drugs for patients who have stopped responding to other drug treatments, and whose condition has worsened. One of these drugs, Atiprimod, could have a multiplicity of healing effects, including tumor cell anti-proliferative and anti-angiogenic activities to treat relapsed multiple myeloma (MM). Another, Annamycin, has demonstrated potentially reduced cardiotoxicity and the potential to circumvent multi-drug resistance in both acute lymphoblastic leukemia and acute myelogenous leukemia.

The common stock issued in the private placement has not been registered under the Securities Act of 1933, as amended. Accordingly, these shares may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. Callisto has agreed to file a registration statement covering resale of the shares by the private placement investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock.

About Callisto Pharmaceuticals, Inc.

Callisto is a biopharmaceutical company committed to developing innovative anti-cancer drugs to treat blood cancers and related diseases, including acute lymphoblastic leukemia (ALL), acute myelogenous leukemia (AML), relapsed or refractory multiple myeloma, and osteolytic disease. Callisto also has drugs in preclinical development for gastrointestinal inflammation, as well as for protection against the potential bio-warfare agents, staphylococcus and streptococcus. Callisto's two lead anti-cancer products include Annamycin, a novel liposomal drug from the anthracycline family with potentially reduced cardiotoxicity, a patented liposomal formulation, and the potential to circumvent multi-drug resistance in both ALL and AML; and Atiprimod, a small-molecule oral drug with a potential multiplicity of effects, including tumor cell anti-proliferative and anti-angiogenic activities to treat relapsed multiple myeloma (MM). Atiprimod is presently in a Phase I/IIa clinical trial in relapsed or refractory MM patients at four clinical sites in the U.S. In addition to cancer treatments, Callisto is developing a drug pre-clinically for treatment of inflammatory bowel disease (IBD). Callisto also has received a major biodefense partnership grant from the National Institute of Allergy and Infectious Diseases (NIAID) to develop a monoclonal antibody and vaccine against bacterial superantigen toxins. Bacterial superantigens are among the most lethal of toxins that can potentially be used as bioweapons. For additional information, please visit www.callistopharma.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking. Such statements are indicated by words such as "expect," "should," "anticipate" and similar words indicating uncertainty in facts and figures. Although Callisto believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to be correct. As discussed in the Callisto Pharmaceuticals Annual Report on Form 10-K/A for the year ended December 31, 2004, and other periodic reports, as filed with the Securities and Exchange Commission, actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: uncertainties associated with product development, the risk that products that appeared promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that Callisto will not obtain approval to market its products, the risks associated with dependence upon key personnel and the need for additional financing.

Contact:
Callisto Pharmaceuticals, Inc.
Dan D'Agostino, 212-297-0010 x227
dagostino@callistopharma.com
or
Investor Relations Contact:
Trilogy Capital Partners, Inc.
Paul Karon, 800-592-6067
paul@trilogy-capital.com